EXHIBIT 16.1

August 6, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

We have read CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE included in the Form S-1/A AMENDMENT NO. 4 of Sharp Performance, Inc. dated July 31, 2012, to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm in such S-1/A AMENDMENT NO. 4; we are not in a position to agree or disagree with other statements of Sharp Performance, Inc. contained therein.

/s/ Bernstein & Pinchuk LLP

Bernstein & Pinchuk LLP